                                                                   Exhibit 10.28

                                 LEASE AGREEMENT
                                 By and Between
                           Capitol Distributors Corp.
                             a New York Corporation
                               (herein "Landlord")
                                       and
                       Petroleum Heat and Power Co., Inc.
                             a Minnesota Corporation
                                (herein "Tenant")

Demised Premises: (i)  Approximately 135,400 square feet in building known as 55-60 58th Street, Maspeth, County of Queens,
                       New York 11378
                  (ii) Entire parking facility at premises known as 56-25 56th
                       Street, Maspeth, County of Queens, New York 11378

Dated:                 As of February 7, 1997

                            INDENTURE OF LEASE


            THIS INDENTURE OF LEASE made as of this 7th day of February, 1997, by and between CAPITOL DISTRIBUTORS CORP., a New York corporation, having a mailing address c/o Lawrence Michaels, 150 East 77th Street, New York, N.Y. 10021, hereinafter referred to as "Landlord", and PETROLEUM HEAT AND POWER CO., INC., a Minnesota corporation, having its principal office at 2187 Atlantic Street, Stamford, Connecticut 06904, hereinafter referred to as "Tenant".

                          W I T N E S S E T H :

                                ARTICLE I

                    DEMISED PREMISES -- TERM OF LEASE

            That the Landlord, in consideration of the rents herein reserved, and of the agreements, conditions, covenants and terms on the part of the Tenant hereinafter contained, hereby demises and leases to the Tenant, and the Tenant hereby takes, hires and leases from the Landlord:

                  (a) approximately 135,400 square feet in the building (as
            delineated on the plan annexed hereto as Exhibit "A") known as 55-60 58th Street, Maspeth, County of Queens, State of New York 11378 (the legal description of the land on which such building is erected is set forth in Exhibit "B" annexed hereto) (hereinafter the "demised building premises"), and

                  (b) the entire parcel of land, which is adjacent to the land on which is located the building containing the demised building premises, known as 56-25 56th Street, Maspeth, County of Queens, State of New York (the legal description of which is set forth in Exhibit "C" annexed hereto) (hereinafter referred to as the "demised parking premises") (the demised building premises and the demised parking premises are hereafter collectively referred to as the "demised premises"), the lease term hereinafter set forth, together with all of Landlord's rights, privileges, easements and appurtenances, if any, in, over and upon adjoining and adjacent public or private land, highways, roads and streets reasonably required for ingress to and egress from the demised premises;

            SUBJECT, however, to the following:

            1. Any state of facts an accurate survey or visual inspection may show.

            2. All present and future zoning ordinances, laws and regulations of the local government in which the demised premises are situated, and all present and future ordinances, laws, regulations and orders of all boards, bureaus, commissions and bodies of any municipal, town, village, county, state or federal government now or hereafter having or acquiring jurisdiction of the demised premises and of the use and improvement thereof.

            3. The condition and state of repair of the demised premises as of the date hereof (but subject to Landlord's obligations hereunder) and on the day of the commencement of the term of this lease on July 1, 1997, and all deterioration, injury, loss, damage or destruction which may hereafter occur due to normal wear and tear, it being acknowledged by Tenant that it has inspected the demised premises, including the structural components (as hereinafter defined in Section 5.02) and the systems of the demised building premises, including, without limitation, heating and air conditioning, electrical, plumbing, elevator and sprinkler. Tenant acknowledges that subject to Landlord's obligations hereunder the demised building premises, including without limitation the structural components (as hereinafter defined in Section 5.02) and systems (including, without limitation, heating and air conditioning, electrical, plumbing, elevator and sprinkler) of the demised building premises, are being leased to it "as is" without any representations, statements or warranties, express or implied, by Landlord, and Landlord is not liable for any latent defects therein.

            4. Any future mortgages(s) on the fee of the demised premises (provided Tenant obtains nondisturbance and recognition protection in accordance with Article XII). Landlord represents that there is no present mortgage on the fee of the demised premises.

            5. Violations of law, ordinances, orders or requirements, if any, now or hereafter noted in or issued by any federal, state, county, municipal, town or village department or authority having jurisdiction and any conditions constituting such violations although not so noted; provided, however, that Landlord will be responsible for the payment of any fines and costs of cure arising from violations noted of record prior to the date hereof and shall do all work necessary to cure such violations diligently, but Tenant shall furnish without charge to Landlord an expediter to effect the actual removal from the records of such violations.

            6. Revocable nature of the right, if any, to maintain vault space, areas or signs beyond the building lines.

            7. Encroachments, if any, upon any street or highway adjoining or abutting the demised premises.

            8. Any real estate taxes, sewer rents and water charges which is not a lien against the demised premises prior to the date hereof, but Landlord shall be responsible for paying all real estate taxes for the period through June 30, 1997, and for all sewer rents and water charges which accrue up until the date hereof.

            9. Covenants, easements, agreements and restrictions of record, if any, affecting the demised premises, and any future utility or telephone easement granted by Landlord (which right of grant is expressly reserved to Landlord) which does not materially interfere with Tenant's use of the demised premises.

            TO HAVE AND TO HOLD the demised premises unto Tenant for and during a term of twenty (20) years beginning on July 1, 1997 and ending June 30, 2017, unless sooner terminated as hereinafter provided. For purposes hereof, a lease year shall be the twelve (12) month period commencing on each July 1 and ending on the following June 30, and each succeeding twelve (12) month period thereafter.

            Landlord and Tenant do hereby further covenant and agree:

                                ARTICLE II

                      FIXED RENT AND ADDITIONAL RENT

            Section 2.01. Tenant shall pay to Landlord as fixed rent ("fixed rent") for the demised premises the annual sum as follows: Seven Hundred Seventy-Eight Thousand One Hundred Fifty ($778,150) Dollars for the first lease year of this lease; Seven Hundred Eighty-One Thousand Five Hundred Twenty-Five ($781,525) Dollars for the second lease year of this lease; Seven Hundred Eighty-Four Thousand Nine Hundred Eighty-One ($784,981) Dollars for the third lease year of this lease; Seven Hundred Eighty-Eight Thousand Five Hundred Twenty-Seven ($788,527) Dollars for the fourth lease year of this lease; Seven Hundred Ninety-Two Thousand One Hundred Sixty-Three ($792,163) Dollars for the fifth lease year of this lease; Eight Hundred Sixty-Three Thousand Five Hundred Eighty-Nine ($863,589) Dollars for the sixth lease year of this lease; Eight Hundred Sixty-Seven Thousand Four Hundred Five ($867,405) Dollars for the seventh lease year of this lease; Eight Hundred Seventy-One Thousand Three Hundred Twenty ($871,320) Dollars for the eighth lease year of this lease; Eight Hundred Seventy-Five Thousand Three Hundred Thirty-Four ($875,334)

Dollars for the ninth lease year of this lease; Eight Hundred Seventy-Nine Thousand Four Hundred Forty-Seven ($879,447) Dollars for the tenth lease year of this lease; Nine Hundred Twenty-Two Thousand Five Hundred Eighty-Six and 50/100 ($922,586.50) Dollars for the eleventh lease year of this lease; Nine Hundred Forty-Five Thousand Nine Hundred Eighty-Four and 36/100 ($945,984.36) Dollars for the twelfth lease year of this lease; Nine Hundred Sixty-Nine Thousand Nine Hundred Seventy-Seven and 66/100 ($969,977.66) Dollars for the thirteenth lease year of this lease; Nine Hundred Ninety-Four Thousand Five Hundred Seventy-Five and 40/100 ($994,575.40) Dollars for the fourteenth lease year of this lease; One Million Nineteen Thousand Seven Hundred Sixty-Eight and 58/100 ($1,019,768.58) Dollars for the fifteenth lease year of this lease; One Million Forty-Five Thousand Five Hundred Ninety-Seven and 82/100 ($1,045,597.82) Dollars for the sixteenth lease year of this lease; One Million Seventy-Two Thousand Ninety and 12/100 ($1,072,090.12) Dollars for the seventeenth lease year of this lease; One Million Ninety-Nine Thousand Two Hundred Eighteen and 48/100 ($1,099,218.48) Dollars for the eighteenth lease year of this lease; One Million One Hundred Twenty-Seven Thousand Thirty-Six and 98/100 ($1,127,036.98) Dollars for the nineteenth lease year of this lease; and One Million One Hundred Fifty-Five Thousand Five Hundred Sixty-Three and 70/100 ($1,155,563.70) Dollars for the twentieth lease year of this lease.

            All fixed rent and additional rent (as hereinafter provided) payable hereunder shall be paid as follows:

            (i) the fixed rent in equal monthly installments in advance on the first (1st) day of each and every month except that the fixed rent for the first month of the first lease year shall be paid on the execution and delivery of this lease.

            (ii) in United States currency which shall be legal tender for the payment of all debts, public and private;

            (iii) except as otherwise specifically provided in this lease, without any deduction, abatement, setoff or credit whatsoever; and

            (iv) at the address set forth at the head of this lease, or at such other address as the Landlord may hereafter designate in accordance with this lease.

            Section 2.02. Except to the extent otherwise provided in this lease, it is the intention of the parties hereto, and it is hereby mutually covenanted and agreed, that the Landlord shall receive the fixed rent free from all taxes which, by the terms of this lease, are made payable by Tenant, and that Tenant also shall pay directly or reimburse Landlord for all costs, charges, expenses and damages (collectively, "Charges") which, except for the execution and delivery of this lease, relate to or could have been chargeable during the term hereby granted against the demised premises and/or would have been payable by Landlord directly in respect of the demised premises, except that nothing herein contained shall be deemed to require the payment by Tenant of any lien or encumbrance created by orattributable to Landlord, including, but not limited to, principal or interest of any mortgage or mortgages covering the fee of the demised premises.

            Section 2.03. (a) Landlord shall be obligated and responsible for paying all Real Estate Taxes (as such term is hereinafter defined), together with any interest or penalties lawfully imposed upon the late payment thereof, during the term hereof, or any subsequent period of retention of possession by Tenant as a holdover or otherwise, assessed on the Property (as hereinafter defined in this Section 2.03) which is attributable to the demised premises; provided, however, that as between Landlord and Tenant, the Landlord's obligation and responsibility for the payment of such Real Estate Taxes attributable to the demised premises shall, commencing on the day of the commencement of the term of this lease on July 1, 1997 (the "Tax Period Commencement Date"), and continuing for the remainder of the term hereof, and any subsequent period of retention of possession by Tenant as a holdover or otherwise (the "Tax Period"), be limited to an aggregate of Two Hundred Sixteen Thousand Three Hundred Fifteen and 50/100 ($216,315.50) Dollars ("Base Tax Amount") for each fiscal tax year. Landlord represents to Tenant that the Base Tax Amount is equal to the sum of (i) Tenant's proportionate share (based on square footage) of the amount of Real Estate Taxes assessed for the fiscal tax year July 1, 1996 to June 30, 1997 on the building in which the demised building premises are located and on the land on which such building is situated (tax parcel Block 2585, Lot 21, County of Queens) plus (ii) all Real Estate Taxes assessed for the fiscal tax year July 1, 1996 to June 30, 1997 on the demised parking premises (tax parcel

Block 2585, Lots 7 and 18, County of Queens). The aforesaid tax parcels Block 2858, Lots 21, 7 and 18 and the improvements thereon are collectively referred to as the "Property." The sum of (i) all Real Estate Taxes on the demised parking premises (Block 2585, Lots 7 and 18), plus (ii) Tenant's proportionate share (based on square footage) of all Real Estate Taxes on the land and building in which the demised building premises are located (Block 2585, Lot
21), for any fiscal tax year during the Tax Period, which is in excess of the Base Tax Amount, whether such excess is by reason of an increase in the tax rate or an increase in the assessed valuation, or both, or by reason of the levying, assessing or imposition of any new or additional Real Estate Taxes, shall be paid by Tenant to Landlord as additional rent at least twenty (20) days before the last date on which the Real Estate Taxes on the Property for such fiscal tax year may be paid without penalty or interest. Landlord shall, after receipt by Landlord of the bills for such Real Estate Taxes on the Property for each fiscal tax year during the Tax Period, notify Tenant of the amount of the additional rent due from Tenant as a result of such Real Estate Taxes for such fiscal tax year. Upon request, Landlord shall deliver to Tenant a copy of the receipted bill for such Real Estate Taxes as soon as it is available from the applicable governmental authority, together with a copy of the cancelled check(s) used to make such payment.

                  (b) If for any fiscal tax year during the Tax Period, the Real Estate Taxes on the Property shall be adjusted, corrected or reduced, whether as the result of the protest of any tentative assessment or by means of agreement, or as the result of any legal proceedings, any additional rent becoming due in that fiscal tax year which is attributable to

Real Estate Taxes shall be determined on the basis of the corrected, adjusted or reduced taxes. If Tenant shall have paid any additional rent which is attributable to Real Estate Taxes for which Tenant is obligated prior to such adjustment (and provided Tenant is not then in default under any of the terms, covenants or conditions of this lease), Landlord shall credit Tenant proportionately with the amount received by Landlord from the applicable taxing authority relating to such adjustment, including any interest thereon, against the next installment(s) of additional rent due under this lease which is attributable to Real Estate Taxes.

                  (c) Nothing herein shall obligate Landlord to protest, apply or otherwise commence legal or other proceedings to obtain a reduction in Real Estate Taxes on the Property. If Landlord shall protest or commence legal or other proceedings to obtain a reduction in such Real Estate Taxes, Tenant shall continue to pay additional rent which is attributable to such Real Estate Taxes as if no such protest had been made or proceeding had been commenced and any adjustment resulting from such protest or proceeding will be made after the final determination of the amount of such Real Estate Taxes. Tenant shall reimburse Landlord for Tenant's proportionate share (based on square footage) of all legal fees and disbursements incurred by Landlord in connection with such contest with respect to tax parcel Block 2585, Lot 21 and all of such legal fees and disbursements with respect to tax parcels Block 2585, Lots 7 and 18, within twenty (20) days after receipt by Tenant of a copy of the bill for such fees and disbursements, or, at Landlord's option, all such fees and disbursements shall be deducted from any refund received by Landlord from the applicable taxing authority in computing the amount of any credit due Tenant. If Landlord does not protest or otherwise contest the Real Estate Taxes on the Property or any part thereof for any fiscal tax year during the Tax Period, Tenant shall have the right to protest and otherwise contest the amount or validity of such Real Estate Taxes if, in accordance with paragraph (a) above of this Section 2.03, Tenant would be liable for any such Real Estate Taxes in excess of the Base Tax Amount, by appropriate legal proceedings, diligently pursued, provided that: (i) Tenant shall timely make all payments of additional rent which are attributable to such contested Real Estate Taxes; (ii) neither the demised premises nor any part thereof nor any interest therein shall be in any danger of being sold, forfeited, or interfered with; (iii) Tenant shall have furnished such security, if any, as may be required in the proceedings in question or as may be reasonably required by Landlord (provided, however, that the amount of any security required by Landlord shall not exceed the sum of the installment of Real Estate Taxes in question and interest and penalties on such installment through the anticipated date of settlement); (iv) all expenses incurred in connection with such proceedings shall be paid by Tenant; and (v) Landlord shall have the right of reasonable approval of Tenant's selection of the attorney to handle such protest or other proceeding.

                  (d) "Real Estate Taxes" shall mean all real estate taxes, assessments, levies, impositions, charges and special assessments imposed and payable on the Property (but excluding water and sewer charges). If, at any time during the term of this lease, the methods of taxation shall be altered, modified or changed, in whole or in part, so that, in lieu of, or as an addition to, or as a substitute for the whole or any part of the taxes, assessments, levies, impositions, charges or special assessments now levied, assessed or imposed on the Property, there shall be levied, assessed or imposed on the Property any taxes, assessments, levies, impositions, charges or special assessments not now levied, assessed, or imposed on the Property, including, without limitation: (i) a tax, assessment, levy, imposition or charge wholly or partially as a capital levy or otherwise on the rents received therefrom; (ii) a tax, assessment, levy, imposition, or charge measured by, or based in whole or in part, upon the Property and imposed upon Landlord; (iii) a license fee measured by the rents payable by a tenant to a landlord; (iv) an income, gross receipts, capital stock or other tax levied against Landlord or the Property which otherwise would constitute a Real Estate Tax; or (v) any other governmental charges, whether federal, state, city, county or municipal, and whether general or special, ordinary or extraordinary, foreseen or unforeseen, then all such taxes, assessments, levies, impositions, charges or special assessments, or the part thereof so measured or based, shall be deemed to be included within the term "Real Estate Taxes" for the purposes hereof. As to any assessment, Tenant's share shall be computed as if Landlord had elected to pay same in installments over the longest period permitted by law, and Tenant's share shall only include installments that would have been payable during the term had Landlord so elected. As to any substitute tax, Tenant's share shall be computed as if the Property were the only property owned by Landlord.

                  (e) If the Tax Period Commencement Date or the last date of the Tax Period occurs on a day other than the first day or the last day of the applicable fiscal year, then the additional rent payable pursuant to this Article for such fiscal tax year shall be prorated using a fraction, the numerator of which is the number of days in such fiscal tax year which occur during the Tax Period and the denominator of which is 365. Tenant's obligation hereunder to pay additional rent for Real Estate Taxes for the Tax Period shall survive the expiration or termination of the term of this lease.

                  (f) Except to the extent provided in paragraph (d) of this
Section 2.03, nothing contained in this Section 2.03 shall obligate Tenant to pay to, or on behalf of, Landlord additional rent which is attributable to: (i) any United States Federal tax on net income and items of tax preference or Federal tax in lieu of a net income tax; (ii) any State tax imposed on or measured by net income, or any State franchise or similar tax in lieu of a net income or franchise tax; (iii) any county, municipal or local tax imposed on or measured by net income; (iv) any personal property, gross receipts, gift, payroll, stamp, excise, corporate, franchise, estate, inheritance, succession, capital levy, capital stock or transfer tax imposed on Landlord; or (v) any Real Estate Taxes imposed against the Property and covering a period other than the Tax Period.

                  (g) Tenant shall pay directly to the applicable governmental authority(ies) all water charges and sewer rent imposed with respect to the demised premises arising on and after the date hereof and during the term of this lease and any subsequent period of retention by Tenant of possession of the demised premises.

            Section 2.04. All amounts which Tenant is required to pay pursuant to this lease (other than fixed rent) together with every fine, penalty, interest and cost which may be added for non-payment or late payment thereof, shall constitute additional rent. If Tenant shall fail to pay any such fixed rent and/or additional rent on or before the date on which the same shall become due, Landlord shall have all the rights, powers and remedies with respect thereto as are provided in this lease or by law.

            Section 2.05. If Landlord shall not have received any installment of fixed rent or any additional rent within five (5) business days after the same shall have become due and payable, and Tenant shall not have, within three (3) business days after receiving a telecopier notice from Landlord, delivered to Landlord payment of such installment of fixed rent or additional rent that was due and payable, Tenant shall pay Landlord a late charge of four (4%) percent of the amount of each such installment which was not received by Landlord within the additional three (3) business day period following the telecopier notice; provided, however, that such additional three (3) business days notice shall not be required before imposition of such late charge if within a twelve (12) month period there is a third or further nonreceipt by Landlord of such installment within five (5) business days after same is due .

            Section 2.06. In addition to the late charge specified in Section 2.05, Tenant shall pay to Landlord interest on all overdue fixed and additional rent from the date which is five (5) business days after the due date thereof until paid at an annual rate which shall be two (2%) percent in excess of the prime rate for such period as published from time to time in the eastern edition of The Wall Street Journal.


            Section 2.07. Except as specifically provided in this lease, Landlord is not required to render any services of any kind to Tenant. Furthermore, Tenant expressly acknowledges that, except as otherwise expressly and specifically provided for in this lease, no event, occurrence or situation during the term hereof shall relieve Tenant of the obligation to pay fixed and additional rent hereunder or entitle Tenant to an abatement of same, and, except as otherwise expressly provided herein, the obligations of Tenant hereunder are separate and independent covenants and agreements and shall continue unaffected by any such event, occurrence or situation.

                               ARTICLE III

                       USE OF THE DEMISED PREMISES

            Section 3.01. The demised building premises shall be used only for offices, administrative use and the storage and maintenance of trucks and any other legal purpose, except as provided in Section 3.02. The demised parking premises shall be used only for the parking and storage of vehicles and any other legal purposes except as provided in Section 3.02.

            Section 3.02. Tenant shall not use or knowingly permit to be used any part of the demised premises for any unlawful purpose, nuisance or disreputable purpose. The Tenant's use or storage on the demised premises of any oil or petroleum products or any other hazardous or toxic materials shall be in compliance with all applicable federal, state and local environmental laws.

            Section 3.03. Tenant shall not at any time use or occupy the demised premises in violation of any certificate of occupancy issued therefor or zoning ordinance, it being agreed that Tenant shall be responsible financially and otherwise for obtaining any amendment to the present certificate of occupancy or new certificate of occupancy to lawfully permit the storage of trucks in the demised building premises. Landlord shall not enter into any future agreement which would derogate from the uses for which the demised premises may be used under this lease, and shall not further amend the certificate of occupancy for the demised building premises in such manner as would prohibit or materially impair the use of the demised building premises for the uses set forth in Section 3.01. In the event that any department of any local government in which the demised premises are situated, or of the State of New York, shall at any time contend/or declare during the term of this lease by notice, violation, order or in any other manner whatsoever that the demised premises are being used for a purpose which is in violation of any such certificate of occupancy, use permit or zoning ordinance, Tenant shall either (i) discontinue such violative use of the demised premises within fifteen (15) business days of being notified of same or with such lesser time as required by the concerned governmental authority, or (ii) in good faith, diligently undertake within a fifteen (15) business days period to contest any notice or order with respect to the claimed violation in the manner and under the conditions set forth in Section 4.05 hereof. Failure by Tenant to either discontinue such claimed violation or contest same as aforesaid shall be considered a default by Tenant.

                                ARTICLE IV

                           OBLIGATIONS OF TENANT

            Section 4.01. Beginning with the date hereof, Tenant shall have right of access to the demised premises and the right to commence the changes and alteration work pursuant to Article VII. Except as otherwise specifically provided in this lease, beginning with the date hereof and continuing during the term of this lease and any subsequent period of retention of possession by Tenant as a holdover or otherwise, Tenant shall be solely responsible, financially and otherwise, for the condition, operation, management and maintenance of the demised premises (except for environmental problems which Tenant establishes were not caused or introduced by Tenant), which responsibility shall include but not be limited to:

            (i) taking care of the demised premises and every part thereof including systems and equipment (but excluding structural components as defined in Section 5.02 provided, however, that Tenant shall be responsible for maintaining, repairing and replacing structural components which it has constructed pursuant to Article VII or thereafter and shall perform preventive maintenance on the structural components for which Landlord is responsible such as removing snow from the roofs) and maintaining and keeping same in good order, condition; and repair;

            (ii) suffering or permitting no waste, overloading, damaging, defacing, nuisance or injury to the demised premises;

            (iii) maintaining and repairing sidewalks and curbs adjacent to or abutting the demised premises and keeping the demised premises and such sidewalks and curbs free of snow, ice, dirt, rubbish and other obstacles;

            (iv) promptly making and paying the cost of all ordinary and extraordinary repairs, painting and replacements required to the interior, including the systems, of the demised premises (except for structural components as defined in Section 5.02 for which Landlord is responsible pursuant to Section 5.02), which said repairs, painting and replacements shall be effected in a good and workmanlike manner;

            (v) paying for all utility, operating and maintenance expenses of the demised premises;

            (vi) effecting, keeping in force, and paying and/or reimbursing Landlord for the premiums for insurance as provided in Article IX.

            (vii) reimbursing Landlord for governmental license and inspection fees proportionately (such as sprinkler inspection fees) or entirely (such as elevator inspection fees) attributable to the demised premises within ten (10) business days after demand therefor, it being understood that Tenant shall pay directly to the concerned governmental departments all license permits and inspection fees in connection with changes and alteration work performed by Tenant as provided in Article VII;

            (viii) complying with local requirements regarding landscaping.

            (ix) pay the water and sewer charges attributable to the demised premises before interest or penalties are imposed;

            Section 4.02. Tenant on and after the date hereof at its sole cost and expense shall perform and comply with all the orders, regulations, rules and requirements of every kind and nature of the municipal, county, town, village, state and federal authorities applicable to the demised premises, and of any applicable board of fire underwriters and of any other body, board, commission, governmental or quasi-governmental authority or sovereign concurrently or successively exercising fire and other hazard safety ratings and requirements applicable to the demised premises (including any orders and requirements for investigating and rectifying any possible hazardous or toxic materials, condition, discharge, leakage or activity introduced or caused by Tenant or by Tenant's invitees, contractors or permitted sublessees), and Tenant shall so perform and comply, whether or not such laws, rules, orders, ordinances, regulations or zoning regulations shall now exist or shall hereafter be enacted or promulgated and whether or not such laws, rules, orders, ordinances, regulations or zoning regulations may be said to be within the present contemplation of the parties hereto, except Tenant shall not be responsible for environmental problems which Tenant establishes were not caused or introduced by Tenant and except that Landlord shall be responsible for any changes or repairs to structural components that are required by existing or future laws, regulations or orders other than those structural components which have been constructed by the Tenant. In determining whether Tenant introduced or caused any possible hazardous or toxic materials, condition, discharge, leakage or activity, Tenant shall have to establish that such materials, condition, discharge, leakage or activity were not introduced or caused by Tenant (or Tenant's invitees, contractors or permitted sublessees). Tenant shall not be responsible for environmental problems it did not introduce or cause. Without limiting such obligations, if any, that may be imposed by law or order of any governmental body upon Tenant, at the written request of the Landlord but not more than four (4) times during the term of this lease and, in addition, upon the expiration or sooner termination of the term of this lease, Tenant shall hire at its sole cost and expense an independent environmental firm, reasonably satisfactory to Landlord, to do a visual inspection of the demised premises similar to those visual inspections currently done in connection with Phase I Environmental Site Assessment. If it is the conclusion of the firm handling the inspection that, based on the results of such inspection, further investigations are in order, Tenant shall have such investigations done at its sole cost and expense. If the hazardous or toxic materials were introduced or caused by Tenant (or Tenant's invitees, contractors or permitted sublessees), Tenant shall take all appropriate action (including where appropriate coordination with responsible governmental agencies which may require remediation) in connection therewith at its sole cost and expense. Environmental reports, in duplicate, regarding the demised premises have been signed on the first page by respective representatives of Landlord and Tenant and the subsequent pages initialed by such representatives.

            Section 4.03. If on or after the date hereof any proceedings are instituted or orders made for the widening or other enlargement of any street contiguous to the demised premises, requiring removal of any projection or encroachment on, under or above any such street, or any changes or alterations upon the demised premises, or in the appurtenances, Tenant, at Tenant's own cost and expenses, shall comply promptly with such requirements other than with respect to structural components for which Landlord is responsible in accordance with Section 5.02.

            Section 4.04. Tenant shall have the right to contest or to have reviewed, in Tenant's name or (wherever necessary) in Landlord's name, any order, regulation or requirements or notice issued against the demised premises by legal proceeding or in such other manner as it deems suitable and may defer compliance therewith until the determination of such contest or review, provided such deferral, to Landlord's reasonable satisfaction, shall not subject Landlord to criminal prosecution, penalty or other liability or place in jeopardy Landlord's title to any part of the fee to, or the certificate of occupancy or use permit for, the demised premises. If any such actions or proceedings are instituted, they shall be conducted promptly at the expense of Tenant (if Tenant's responsibility) and free of expense to Landlord (unless Landlord's responsibility), and if as a result of any such proceedings, any order, regulation, rule, requirement or notice is modified or partially revoked or canceled, Tenant (if Tenant's responsibility) shall then be obligated to comply with only that part thereof which shall remain in force and effect. The legal proceedings herein referred to shall include appropriate appeals from judgments, decrees or orders, but all such original legal proceedings and appeals shall be begun as reasonably soon as possible after the filing of any such order, regulation, rule, requirement or notice and shall be prosecuted to final adjudication with all reasonable promptness and dispatch. If and whenever any such order, regulation, rule, requirement or notice shall become absolute against Tenant and the demised premises, or against Landlord after contest thereof, Tenant (if Tenant's responsibility) will comply with the same with due diligence.

            Landlord, without liability or expense to Landlord (unless Landlord's responsibility) shall cooperate with Tenant and execute any documents or pleadings required for such purpose, provided that Landlord shall reasonably be satisfied that the facts and data set forth in any such documents or pleadings are accurate.

            Section 4.05. Tenant agrees to give Landlord notice of any law, rule, order, ordinance, or regulation enacted, passed, promulgated, made, issued or adopted by any of the governmental departments or agencies or authorities hereinbefore mentioned affecting the demised premises, a copy of which is served upon or received by Tenant, or a copy of which is posted on, or fastened or attached to, the demised premises, or otherwise brought to the attention of Tenant, by mailing within five (5) business days after such service, receipt, posting, fastening or attaching or after the same otherwise comes to the attention of the Tenant, a copy of each and every one thereof to Landlord. At the same time, the Tenant will inform Landlord as to the work or steps which the Tenant proposed to do or take in order to comply therewith. Provided, however, that if the same would require any alterations such as would reduce the value of the demised premises or change the general character or design of the demised premises, and if the Tenant shall not desire to contest the same, Tenant will, if Landlord so requests (unless such request would substantially interfere with Tenant's use), defer compliance therewith in order the Landlord may, if Landlord wishes at it sole cost and expense, contest or seek modification of or other relief with respect to such requirements, but nothing herein shall relieve Tenant of the duty and obligation, at Tenant's expense (if Tenant's responsibility), to comply with such requirements, or such requirements as modified whenever Landlord shall so direct, except for Landlord's obligations as expressly set forth in this lease with respect to changes or repairs to structural components.

            Section 4.06. Tenant shall defend, indemnify and save Landlord and its officers, directors, employees, shareholders and agents (collectively, "Landlord's representatives") harmless from and against any and all liability, loss, damages, expenses, costs of action, reasonable attorneys fees, suits, interest, fines, penalties, claims and judgments (to the extent that the same are not paid out of the proceeds of any policies or insurance for which the premiums are paid by Tenant or reimbursed to Landlord by Tenant) arising on and after the date hereof and during the term of this Lease and any subsequent retention of possession by Tenant as a holdover or otherwise, from injury or claim of injury, to person or property of any and every nature, and from any matter or things arising out of Tenant's occupation, possession, use, management, improvement, alteration or control of the demised premises and of the equipment and fixtures therein, and of the adjacent streets, sidewalks, passages, spaces, areas and vaults, or arising out of any action or proceeding which Tenant may hereinafter bring for the specific purposes as hereinbefore provided, or arising out of Tenant's failure to perform fully and promptly each and every covenant, term, condition and agreement in this lease provided to be performed by Tenant; provided, however, that the obligation of Tenant so to defend, indemnify and save harmless Landlord and Landlord's representatives shall not be applicable where the cause thereof arises after the re-entry by Landlord into the demised premises pursuant to the applicable covenant of this lease providing specifically therefor; and Tenant shall defend by counsel (who shall be reasonably satisfactory to Landlord) any and all suits that may be brought, and claims which may be made against Landlord or Landlord's representatives, or in which Landlord of Landlord's representatives may be impleaded with others, whether Landlord or Landlord's representatives shall be liable or not, upon any such mentioned liability, loss, damage, expense, cost of action, suit, interest, fine, penalty, claim and judgment, and Tenant shall satisfy, pay and discharge any and all judgments that may be recovered against Landlord or Landlord's representatives in any such action and any interest thereon; provided, further, however, that Landlord may, at its option and expense, intervene in such suits with counsel of its choice. The obligations of Tenant in this Section 4.06 (and elsewhere in this lease) to defend and indemnify Landlord and Landlord's representatives are separate and apart from and not in lieu of Tenant's obligation to provide for Landlord's and Landlord's representatives' benefit and protection the comprehensive general liability insurance required in accordance with Article IX and during any repair, alteration, improvement or installation work being done by or for Tenant at the demised premises.

            Section 4.07. If at any time prior to or during the term of this lease or any subsequent retention of possession by Tenant by reason of a holdover or otherwise (or within the statutory period thereafter if attributable to Tenant), any mechanic's or other lien or order for payment of money shall be filed against the demised premises or any part thereof for work performed by or on behalf of Tenant or a permitted sublessee, Tenant, if such lien results from Tenant's or such permitted sublessee's failure to pay, shall at its own cost and expense procure the same to be discharged by payment, bonding or otherwise, as provided by law, within twenty (20) business days after notice by Landlord to Tenant of the filing thereof, but nothing herein contained shall in any way prejudice the rights of Tenant to contest to final judgment or decree any such lien. Tenant shall, upon reasonable notice and request in writing by Landlord, defend for Landlord, at Tenant's sole cost and expense, any action or proceeding which may be brought on or for the enforcement of any such lien or order aforesaid for payment of money, if due to Tenant's (or a sublessee's) failure to pay, and will pay any damages and satisfy and discharge any judgment entered in such action or proceeding and save harmless Landlord from any liability, claim or damage resulting therefrom. In default of Tenant's procuring the discharge of any such lien as aforesaid Landlord may without notice, and without prejudice to its other remedies hereunder, procure the discharge thereof by bonding or payment or otherwise, and all cost and expenses including reasonable attorneys fees which Landlord shall incur shall be paid by Tenant to Landlord as additional rent on the first day of the next succeeding month.

            Section 4.08. Landlord shall not under any circumstances be liable to pay for any work, labor or services rendered or materials furnished to or for the account of Tenant upon or in connection with the demised premises, and no mechanic's or other lien for such work, labor or services or material furnished shall, under any circumstances, attach to or affect the reversionary interest of Landlord in and to the demised premises or any part thereof. Nothing in this lease contained shall be deemed or construed in any way as constituting the request or consent of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials or any specific improvements, alteration to or repair of the demised premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any lien against the demised premises.

            Section 4.09. In the event any vault now or hereafter constructed in front of or adjoining the demised premises, or any part thereof, or any portico, stoop, window, or other projection or erection, of any kind beyond the building lines of the demised premises shall be ordered removed, or shall be removed as the result, or by virtue of any law, order or ordinance of any federal, state, county, municipal, town, village or other public authority, Tenant covenants and agrees that such removal shall not constitute, or be deemed or construed to be, a violation or breach of any covenant of this lease on the part of Landlord to be kept, observed and performed, or a ground for any claim for damage against Landlord, or a ground for any claims for the diminution or abatement of rent; and such removal and incidental alteration or repair shall be made to the satisfaction of Landlord by and at the cost and expense of Tenant, and Tenant agrees to indemnify Landlord against such cost or expenses, as well as against all costs, damages, reasonable attorneys fees and penalties arising out of a failure to comply with any law, order or ordinance directing such removal or alteration. In no event are any vaults to be filled in unless there is a positive requirement so to do by legal authority. Landlord, however, shall be responsible including paying for the removal or correction of any structural components that Landlord is obligated to replace or repair in accordance with Article V.

            Tenant agrees to pay all fees, payments or charges that may be made, required or demanded for the maintenance and/or construction of any such vault, portico, stoop, window or other projection or erection.

            Section 4.10. Except for Landlord's negligence, Tenant covenants that Landlord and Landlord's representatives shall not be liable for any bodily injury or property damage caused by or to any persons in or outside the demised premises resulting on or after the date hereof from electricity, water, steam, rain, snow or gas or other substances which may leak or flow into or from any part of the demised premises or from the drainage pipes, plumbing works, heating, ventilating, sprinkler or wiring or any other system of the demised premises, or from any other place in the demised premises or cause, or any interference with the use of the demised premises or any part thereof caused by the operations of any public or quasi-public work, and Tenant agrees to defend and indemnify Landlord and Landlord's representatives against any such claim, as well as against all costs and expenses, including reasonable attorneys fees, and damages arising therefrom.

                                 ARTICLE V

                          LANDLORD'S OBLIGATIONS

            Section 5.01. Prior to the commencement of the lease term on July 1, 1997, Landlord shall be responsible financially and otherwise to complete the conversion of the demised parking premises into a lawful facility of approximately 90,000 usable square feet for the parking and storage of vehicles including but not limited to clearing, grading, paving and fencing the demised parking premises and providing a drainage system into the city sewer system. Tenant shall be responsible financially and otherwise for the installation, including associated labor costs, in the demised parking premises of wiring and appliances for lighting and truck heating, a motorized gate and any security arrangement which Tenant desires and provided, further, same is done in accordance with any governmental requirements. Unless Tenant notifies Landlord in writing to the contrary (and in reasonable detail) (i) within ten (10) days of taking possession of the demised parking premises or (ii) within ten (10) days after notification by Landlord in writing to Tenant that such demised parking premises are ready for use by Tenant (whichever event in clause (i) or (ii) earlier occurs), the taking of possession or use by Tenant under this lease of the demised parking premises shall be conclusive of the acceptance and acknowledgment by Tenant that Landlord has fulfilled its obligation to provide the demised parking premises in a condition for such use by Tenant. As to the demised parking premises, Landlord will coordinate its schedule of work with Tenant so that (i) Tenant can efficiently install the wiring and appliances for lighting and truck heating, the motorized gate and any security arrangements in conjunction with Landlord's work and (ii) Tenant at all times will have access to the building through the demised parking premises for Tenant's construction in the demised building premises except for temporary nonaccess because of work on the demised parking premises or where access for such construction work by Tenant is available other than through that part of the demised parking premises where work is being performed.

            Section 5.02. Landlord shall be responsible financially and otherwise for its work on the demised parking premises described in Section 5.01 and for repairs and replacements of the structural components of the demised building premises. As used in this lease, "structural components" shall mean the roofs, foundation, ceiling slabs, the outer brickwork walls (not including windows) and those walls within the interior of the premises which are load bearing. Notwithstanding the foregoing provisions of this Section 5.02, Tenant shall be responsible financially and otherwise for any repairs or replacements required to the structural components by reason of any changes or alterations to the demised building premises made by the Tenant, including those changes or alterations provided for in Article VII.

            Section 5.03. In anticipation that Tenant will substantially perform the work shown on the plans for the initial changes or alterations provided for in Article VII, Landlord shall contribute the sum of Two Hundred Two Thousand ($202,000) Dollars toward the changes or alterations to be made by Tenant as set forth in Section 7.01. If Landlord desires to make all or part of such payment directly to the contractors performing such alterations and changes, it shall be required to notify Tenant in writing on or before May 15, 1997 and, upon such timely notification, Tenant shall forthwith notify Landlord of the contractor or contractors remaining unpaid up to such $202,000 to which Landlord may make payment. If the Landlord does not give such notification on or before May 15, 1997, then Landlord shall pay such sum of $202,000 on July 1, 1997 to Tenant or, at Tenant's option, to the contractor or contractors performing such alterations or changes. The improvements constructed with such sum contributed by Landlord shall be made for Landlord's account, it being understood that Tenant is supervising said construction for Landlord's convenience.

            Section 5.04. Tenant has examined the demised building premises for any asbestos and to the extent, if any, it has found any specific asbestos condition within the demised building premises that may be in violation of existing federal, state or local laws and regulatioins dealing with asbestos, Tenant shall be responsible financially and otherwise for remediating such asbestos condition. Landlord shall have no liability or responsibility financially or otherwise for remedying any asbestos condition within the demised building premises, whether readily observable or latent. Without limiting the foregoing, Tenant shall be responsible financially and otherwise for any asbestos condition violative of any present or future laws or regulations which result from any alteration or other change in the demised building premises performed by Tenant.

                                ARTICLE VI

                      NO REPRESENTATIONS BY LANDLORD

            Section 6.01. Except with respect to Landlord's obligations provided in Article V, Tenant accepts the demised premises in its present condition and in its condition at the commencement of the term of this lease, and without any representation or warranty by Landlord as to the condition of the demised premises (including the structural components and systems of the demised building premises and any environmental matters) now or then, or as to the lawful use or occupancy which may be made thereof, the expenses, including taxes, of operation or any other matter or thing affecting or relating to the demised premises, and, further, Landlord shall not be responsible for any latent or other defect or change of condition in the demised premises except for its obligations specifically set forth herein, and the fixed rent, additional rent and payments of Charges and other sums provided in this lease to be paid by Tenant shall in no event be withheld, abated or diminished on account of any defect in the demised premises nor for any change in its condition nor for any damage occurring thereto.

                                ARTICLE VII

                CHANGES OR ALTERATIONS TO DEMISED PREMISES

            Section 7.01. Tenant has delivered to Landlord plans for the changes and alterations to the demised building premises which Tenant intends to perform (subject to reasonable modifications of the plans, governmental approvals, field conditions and constructual tolerances) prior to and at the inception of this lease at its cost and expense, and Landlord consents to the general scope, as well as the specifications, of such changes and alterations as shown on the plans, a duplicate of which has been signed on the first page by respective representatives of Landlord and Tenant and the subsequent pages initialed by such representatives.

            Section 7.02. For the purpose of permitting Tenant to perform the changes and alterations provided for in Section 7.01, Tenant shall have access to the demised premises beginning on the date hereof to commence the work, provided, however, that Tenant shall be responsible financially and otherwise for all expenses of operation and maintenance of the demised premises beginning on the date hereof, including those set forth in Article IV.

            Section 7.03. With respect to all other changes and alterations following the work contemplated pursuant to Section 7.01, Tenant is hereby given the right, from time to time, to redecorate the demised premises and to make such changes, alterations, repairs and replacements, other than those to or affecting the structural components, as Tenant deems expedient or necessary, at Tenant's sole cost and expense, without Landlord's consent if a building permit for such alterations is not legally required, or if such a building permit is required, or if Tenant wishes to make structural changes then subject to obtaining Landlord's consent, which consent shall not be withheld or delayed unreasonably.

            Section 7.04. Any alterations or changes remaining on the demises premises at the termination of this lease shall, if not readily removable without damage to the demised premises (unless such damage is repaired in a good and workman manner), revert to Landlord.

            Section 7.05. Tenant agrees that it will procure all necessary permits from the concerning governmental authorities before making any repairs, alterations, other improvements or installations, including without limitation any alterations made pursuant to Sections 7.01 and 7.03 . Tenant agrees to pay promptly when due the entire cost of any work done by it upon the demised premises so that the demised premises at all times shall be free of liens for labor and materials. Tenant further agrees to save harmless and indemnify Landlord and Landlord's representatives from and against any and all injury, loss, claims or damage to any person or property occasioned by or arising out of the doing of any such work by Tenant or its employees, agents or contractors. Tenant further agrees that in doing such work it shall employ materials of good quality and comply with all governmental requirements, and perform such work in a good and workmanlike manner. In addition, Tenant shall properly insure in accordance with Article IX, with Landlord (and Landlord's representatives) named as an additional named insured, against liability for personal and property injury or damage while any repairs, alterations, other improvements or installations are in progress.

                               ARTICLE VIII

                  ACCESS TO DEMISED PREMISES BY LANDLORD

            Section 8.01. Tenant shall permit Landlord, by its officers, employees, or agents, to enter the demised premises at all reasonable hours on appointment, except for an emergency in which case no appointment shall be necessary, for the purpose of inspecting same or of making repairs which Tenant may neglect or refuse to make in accordance with the terms and conditions of this lease and also for the purpose of showing the premises to a prospective mortgagee or to persons wishing to purchase same, or at any time, upon reasonable notice, within one (1) year prior to the expiration of the term of this lease, to persons wishing to rent the demised premises or any part thereof; and, during the last twelve (12) months of the term of this lease, Tenant shall permit the usual notice of "TO LET" to be placed upon the demised premises and remain thereupon without molestation and to allow potential tenants to enter the demised premises during business hours upon reasonable notice.

                                ARTICLE IX

                                INSURANCE

            Section 9.01. Beginning on the date hereof and throughout the term of this lease and any subsequent retention of possession by Tenant by reason of a holdover or otherwise, Tenant shall, at its own cost and expense (except to the extent hereafter provided with respect to the "all risks" property insurance), obtain and maintain with reputable insurance companies the following insurance with respect to the demised premises: (a) comprehensive general liability insurance, including coverage for any vehicles operated or located on the demised premises, for the benefit of Landlord ( and Landlord's representatives) and Tenant as named insureds and as their respective interests shall appear, in limits of not less than $5,000,000 for claims of injury or death to or property damage for any one occurrence and with a per location endorsement providing for a separate aggregate general liability coverage during a policy period of one year of not less than $15,000,000 with respect to the demised premises, or a separate policy solely for the demised premises with not less than the aforesaid limits of liability for any one occurrence and in the aggregate; and excess liability coverage of not less than $10,000,000 for any one occurrence and not less than $30,000,000 in the aggregate during a one year policy period; or such greater primary and excess liability limits as may be reasonably required by the Landlord so long as consistent with insurance coverage in buildings in the locality similarly constructed, occupied and maintained, which insurance shall be written on a so-called "occurrence basis"; and (b) "boiler and machinery" insurance for the benefit of Landlord and Tenant as their interests may appear with respect to the demised premises with limits of not less than $1,000,000, and (c) insurance on the entire building in which the demised building premises are located and on the demised parking premises for the benefit of and as named insureds, and with the insurance proceeds payable to, Landlord and Tenant jointly, affording "all risks" coverage against loss or damage to the full amount of the replacement cost (guaranteed replacement value) of such entire building (less the cost of excavation, footings and foundations) and of the demised parking premises, with a maximum deductible of $50,000, such replacement cost amount to be reasonably determined from time to time by Landlord, with the initial amount of such insurance to be $10,000,000, and (d) rental value insurance covering loss and damage by fire and the other risks or hazards covered under the "all risks" coverage required by paragraph (c) of this Section 9.01 in an amount equal to at least the fixed rent for the next twelve (12) months plus for such twelve months the reasonably estimated additional rent, Charges and any other sums required under the lease to be paid by Tenant; the rental value policy shall be written in favor of Tenant, with loss insurance proceeds payable fifty (50%) percent to Tenant and fifty (50%) percent to Landlord, with Landlord's portion to be applied as security, in an interest-bearing account for the benefit of Tenant, against the payments next due under this lease from Tenant to Landlord of fixed rent, additional rent, Charges and any other sums required under this lease to be paid by Tenant.

            Section 9.02. All of the above mentioned insurance policies shall be obtained by Tenant and certificates of insurance with respect thereto delivered to Landlord (and if there is a mortgagee of the fee, such certificates shall also be delivered to such mortgagee), and shall be with such insurance companies ("A" or better rated by a national rating organization and which are licensed to do business in the State of New York) and in a form satisfactory to any mortgagee of the fee of the demised premises. Tenant shall pay all of the premiums thereon, except Landlord shall, upon receipt of invoice from Tenant, pay fifty (50%) percent of each annual premium for the "all risks" property insurance; provided further, however, that Landlord shall have the option to provide in lieu of Tenant such "all risks" property insurance and, in such case, there shall be included in the policy the aforesaid rental value insurance described in clause (d) of Section 9.01, and pay the premiums therefor in which event Tenant shall pay to Landlord towards the annual premiums upon written notice from Landlord an amount equal to one-half of the annual premium which Tenant most recently paid for such "all risk" property insurance and rental value insurance.

            Section 9.03. All such insurance shall contain endorsements to the effect that such policies will not be changed by reducing the amount, reducing the scope of the coverage or effecting cancellation without at least thirty (30) days' prior written notice to the Landlord and any mortgagee. At least twenty
(20) days prior to the expiration of any policy or policies of such insurance, Tenant shall renew such insurance, by delivering to Landlord (and to any mortgagee of the fee) certificates of insurance with respect to such renewed insurance, endorsed in accordance with the provisions of this Article together with proof of payment of premiums.

            Section 9.04. Tenant shall not violate, or permit to be violated, any of the conditions of any of the said policies.

            Section 9.05. Tenant may comply with its obligations under the provisions of this Article through use of a so-called blanket policy as well as by use of so-called umbrella coverage. In such event Tenant employs a blanket policy for all or part of the coverage required hereunder, Tenant shall obtain an endorsement or express allocation to the demised premises of the amount of insurance required to be carried hereunder had the risk been insured under a separate policy.

            Section 9.06. In the event that the fee of the demised premises shall be subject to any mortgage, the insurance referred to in Section 9.01 shall also be issued in the name of such mortgagee as a loss payee as its interests may appear and shall contain a Standard New York Mortgagee Clause. All such insurance policies referred to in this Section 9.01 shall provide that losses shall be payable notwithstanding any act or negligence of Tenant or Landlord and shall provide for waiver of subrogation (both for tort and contractual based liability) against Tenant and Landlord, as the case may be. Tenant shall not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that provided for in Section 9.01, unless Landlord is included therein as as an additional named insured and loss payee as its interest may appear and there is a waiver of any subrogation claim aainst Landlord.

                                 ARTICLE X

                     RESTORATION OR REPAIR OF PREMISES

            Section 10.01. In the event of any damage to or destruction of the demised premises, Landlord, on behalf of Landlord and Tenant (but with Tenant's full cooperation) shall adjust the loss and settle all claims with the insurance companies issuing such policies. The parties hereto do irrevocably assign the proceeds from such insurance policies attributable to the damage or destruction of the demised premises for the purposes hereinafter stated to

Landlord to be held by Landlord in constructive trust, for the benefit of Landlord and Tenant, for repair, restoration, rebuilding or replacement, or any combination thereof, of the demised premises. Any proceeds in excess of such proceeds as shall be necessary for such repair, restoration, rebuilding, replacement or any combination thereof shall be the sole property of Landlord, and if the proceeds necessary for such repair, restoration, rebuilding or replacement, or any combination thereof shall be inadequate to pay the cost thereof, Landlord shall suffer the deficiency. Tenant agrees that Landlord shall have sole and complete responsibility for disbursement of the insurance proceeds aforesaid, and Landlord shall be solely responsible for the repair, restoration, rebuilding, replacement or any combination thereof, of the demised premises which Landlord shall diligently complete.

            Section 10.02. Anything contained herein to the contrary notwithstanding (i) in the event of a casualty not required to be insured hereunder, or (ii) in the event such damage or destruction occurs during the last two (2) years of the term of this lease and the repair and replacement cost of the demised premises by reason of such casualty shall amount to one third (1/3rd) or more of the insured amount for total replacement of the demised premises, this lease, at the election of Landlord, may be terminated provided that notice of termination is sent by Landlord to Tenant within sixty (60) days following the occurrence of such damage or destruction, in which event all available insurance proceeds shall be released to Landlord, free of constructive trust, and without any obligation to use same for the purposes set forth in
Section 10.01. Such termination at the election of Tenant shall not be effective for ninety (90) days after the notice is given.

            Section 10.03. In the event, as a result of an occurrence referred to in this Article X or Article XV, or arising from the repair and restoration work, Tenant is prevented from operating in the demised premises, such inability to operate and any inconvenience or loss of business shall not create any liability of Landlord to Tenant, but Tenant shall continue to be obligated for and to pay the fixed rent, additional rent, Charges and other sums provided in this lease to be paid by Tenant; provided, however, Tenant's obligation to pay the fixed rent, additional rent, Charges and other sums provided in this lease shall be suspended beginning one year after all governmental approvals for repair and restoration of the demised premises have been obtained by Landlord and such suspension shall end when the demised premises have been repaired and restored and a temporary certificate of occupancy issued so that Tenant can operate in the demised premises.

            Section 10.04. The provisions of this Article shall be deemed an express written agreement governing any case of damage or destruction of the demised premises by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, providing for such contingency in the absence of an express written agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.

                                ARTICLE XI

                         ASSIGNMENT AND SUBLETTING

            Section 11.01. Tenant shall not assign or mortgage this lease, or sublet or permit the occupancy by anyone other than Tenant of all or any portion of the demised premises, except as hereinafter set forth. Subject to the "recapture of profit" provisions set forth in Section 11.03, Tenant is hereby granted the right to sublet each or any combination of the following portions (all or any part of such portion) of the demised premises (a) the office space in the demised building premises, (b) the demised parking premises and (c) the demised building premises other than office space, with the written consent of Landlord, which shall not be unreasonably withheld or delayed, provided that:

            (i) There may be no more than three sublets at any one time for the demised premises;

            (ii) The proposed subtenant is a reputable person or entity of good character and with sufficient financial worth considering the responsibility involved, and Landlord has been furnished with reasonable proof thereof;

            (iii) The proposed subtenant shall not be a foreign, United States, State, municipal or other governmental or quasi-governmental body, agency or department or any authority or other entity which is affiliated therewith or controlled thereby nor otherwise be entitled, directly or indirectly, to diplomatic or sovereign immunity. Such subtenant shall be subject to the service of process in, and the jurisdiction of, the courts located in the City and State of New York;

            (iv) Each such sublease shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this lease, and the term of any such sublease shall end not later than the expiration of earlier termination of the term of this lease;

            (v) Tenant shall and will remain fully liable for the payment of the fixed rent, additional rent and other Charges and sums due and to become due hereunder and for the obligations and performance of all other covenants, agreements, terms, provisions and conditions in this lease on Tenant's part to be observed and performed;

            (vi) No such sublease shall modify or limit any right or power of Landlord under this lease or be deemed to constitute a consent on the part of Landlord to any further sublease, or affect or reduce any obligation of Tenant hereunder and all such obligations of Tenant shall continue in full force and effect as obligations of Tenant as principal and not as guarantor or surety, as though no such subletting had been made;

            (vii) Simultaneously with requesting the consent of Landlord, Tenant shall provide Landlord with a copy of the proposed sublease, and in the event that Landlord grants its consent, Tenant shall deliver a fully executed copy of the sublease within five (5) business days after the execution of same.

            (viii) The use, occupancy, assignment or subletting to any company, corporation, firm or entity which is a parent or a subsidiary, directly or indirectly, of the Tenant or into which Tenant may be merged or consolidated or to which substantially all of its assets may be transferred shall not be deemed an assignment or subletting requiring the prior written consent of the Landlord; provided, however, that advance written notice must be given to Landlord of the proposed entity to be given such use, occupancy, assignment or subletting and the space to be used and for how long a period, and provided, further, that no such assignment shall relieve Tenant of its obligations under this lease.

            Section 11.02. Tenant hereby collaterally assigns to Landlord all rents and other sums due or to become due under any sublease, together with the right to collect and receive such rents and other sums, provided, however, that so long as no default shall exist under this lease, and no event shall exist which by lapse of time or service of notice, or both, has or would become a default under this lease, Tenant shall have the right to collect and receive such rents and other sums for its own uses and purposes. Upon the occurrence of a default, and thereafter for so long as such default shall continue, Landlord shall have absolute title to such rents and other sums and the absolute right to collect and receive the same and Tenant hereby consents to and irrevocably authorizes and directs the then subtenant, upon notice and demand from Landlord of Landlord's right to receive the aforesaid rents and other sums, to pay to Landlord such rents and other sums due or to become due under the sublease, and such subtenant shall have the right to rely on such notice and demand and shall pay to Landlord such rents and other sums without any obligation or right to determine the actual existence of any default or event claimed by Landlord to be the basis of Landlord's right to receive such rents and other sums notwithstanding any notice or claim by Tenant to the contrary, and Tenant shall have no claim or right against any such subtenant for any such rents and other sums so paid by such subtenant to Landlord but such payments shall be credited to Tenant's account. Tenant agrees it will not take any action inconsistent with the assignment of rents contained in this Section 11.02 or make any other assignment of such rents and other sums, and that any other assignment shall be void ab initio. Tenant will from time to time, upon the request of Landlord, execute a separate instrument confirming such assignment and any other instrument of further assurance which Landlord may reasonably specify to effectuate the provisions of this Section 11.02.

            Section 11.03. Anything contained in this Article XI to the contrary notwithstanding, any sublet at a rental in excess ("profit") of the rental per square foot set forth in Exhibit D applicable for the demised building premises or the demised parking premises, respectively, for the particular lease year(s) shall be paid and belong to Landlord. At Landlord's option, such profit shall be paid to Landlord directly by the sublessee.

                                   ARTICLE XII

                                  SUBORDINATION

            Section 12.01. Subject to the provisions of this Section 12.01 and
Section 12.03, this lease and the leasehold estate created hereby and any and all rights herein contained or created hereunder are and shall be subject and subordinate in all respects whatsoever to the lien of any mortgage or mortgages or hereafter placed on the fee of the demised premises for the full amount and principal sums set forth therein and to all renewals, modifications, consolidations, replacements, substitutions and extensions thereof and to any and all advances heretofore and hereafter made thereon including, but not limited to, fees and other disbursements and charges incurred in connection therewith; provided, however, that any subordination shall not be effective unless and until such mortgagee executes a document containing "nondisturbance" provisions in favor of Tenant to the effect that (i) Tenant's use, enjoyment and peaceful possession (and that of any permitted sublessee) shall not be disturbed so long as Tenant complies with the terms of this lease, (ii) all of Tenant's rights under this lease and Landlord's obligations hereunder (including, but not limited to, the use and application of insurance and condemnation proceeds) shall be fully honored, and (iii) Tenant shall not be named as a party defendant in any foreclosure proceeding. Landlord represents and warrants that there currently are no mortgages on the demised premises. Subject to the provisions of
Section 12.03, the foregoing subordination shall be self-operative and no further instrument of subordination shall be necessary to effect such subordination. In confirmation of such subordination (but subject to the provisions of Section 12.03), however, Tenant shall execute, acknowledge and deliver promptly and without charge any certificate or further agreement of subordination that any such fee mortgagee may request, and if Tenant shall fail at any time to execute, acknowledge and deliver the same, the Tenant does hereby irrevocably make, constitute and appoint Landlord such attorney-in-fact for that purpose.

            Section 12.02. In the event that any holder of any fee mortgage or anyone claiming from or through any such holder or any purchaser of such holder's estate in any foreclosure sale shall enter into and lawfully become possessed of the demised premises or shall otherwise succeed to the rights of the Landlord under this lease, either through foreclosure of any fee mortgage or the acquisition of the estate of Landlord thereby mortgaged, Tenant agrees, at the request of such successor landlord, to attorn to such successor landlord and recognize successor landlord as its landlord under this lease and to execute, upon request of such successor landlord, an attornment agreement in form reasonable satisfactory to such successor landlord.

            Section 12.03. Anything contained herein to the contrary notwithstanding, the parties hereto agree that a precondition to Tenant's subordinating its leasehold interest hereunder to the lien of any future mortgage or other superior interest is the obtaining for Tenant of so-called "recognition and nondisturbance" protections. Accordingly, the parties have agreed that Tenant shall not be required to subordinate its leasehold interest hereunder except pursuant to the terms of an agreement containing the recognition and nondisturbance protections contained or referred to in this
Article XII.

                               ARTICLE XIII

                 DEFAULT BY TENANT; CONDITIONAL LIMITATION

            Section 13.01. Each of the following shall be deemed a default by the Tenant and a breach of this lease:

            (i) If the fixed rent or additional rent or Charges or any other sum of money payable by Tenant to Landlord under this lease shall not be paid as and when the same shall become due and payable, or if Tenant shall fail to comply with the provisions of Article XIX, and such failure to pay or comply shall continue for a period of five (5) business days following written notice from Landlord (but no further notice shall be required for the balance of any 12-month period after Landlord sends a second late payment or compliance notice in any 12-month period), after such payment is due or compliance required;

            (ii) If the Tenant shall fail to comply with any term, agreement, condition or covenant of this lease, other than the payment or compliance set forth in paragraph (i) above of this Section 13.01, and such failure to comply shall continue for a period of fifteen (15) business days after written notice by Landlord to Tenant, provided, however, if compliance cannot reasonably be effected within such fifteen (15) business day period, it shall not be a default if Tenant commences such compliance within such fifteen(15) business days period and diligently pursues and effects such compliance within a reasonable period thereafter, and otherwise complied with any additional conditions of any grace period provided for in this lease;

            (iii) If Tenant shall file under any section or chapter of the United States Bankruptcy Code, as amended, or under any similar law or statute of the United States or any State; or Tenant shall be adjudged bankrupt or insolvent in any such proceedings filed against Tenant; or an involuntary petition to have Tenant adjudged bankrupt is not dismissed within sixty (60) days from the filing thereof; or if there is an attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the demised premises or of Tenant's interest in this lease;

            (iv) If a receiver or trustee is appointed for all or a substantial part of the assets of Tenant and such appointment is not dismissed within thirty
(30) days thereof; or

            (v) If Tenant becomes insolvent or makes a general assignment for the benefit of creditors or enters into a composition with its creditors generally or shall take any benefit under any insolvency or bankruptcy act, or if Tenant admits in writing its inability to generally pay its debts as they become due.

            Section 13.02. In any of such events of default, following the expiration of the grace period, if any, above referred to, and if the said default shall not have been theretofore cured, Landlord shall have the right thereafter to terminate and end this lease and the term hereby granted, as well as all of the right, title and interest of the Tenant hereunder, by giving to the Tenant a written notice of the termination of this lease, and upon the expiration of the time fixed in such termination notice, which shall not be less than three (3) business days after the giving thereof, this lease and the term hereby granted, as well as all of the right, title and interest of the Tenant hereunder, shall wholly cease and expire in the same manner, and with the same force and effect (except as to the Tenant's liability), as if the expiration of time fixed in such notice were the end of the term herein originally demised; provided, however, that with respect to a failure to make any payment described in paragraph (i) of this Section
13.01 (but not with respect to Landlord's right to draw down the letter of credit), Landlord shall not exercise its right of termination until it has given an additional written notice to Tenant of such failure of payment and at least thirty (30) days have expired since such payment was originally due; provided, further, however, that no such additional written notice or additional time period shall be required if, within the preceding twelve month period, Landlord has sent two such additional late payment notices, it also being understood that nothing herein shall preclude Landlord from bringing a nonpayment summary proceeding or otherwise suing to recover the payment; and Tenant shall then immediately quit and surrender to Landlord the demised premises, and the Landlord may enter into or repossess the demised premises, whether by summary proceedings, action in ejectment or otherwise; and the Tenant hereby waives any and all rights to redeem this lease, and, following the termination of this lease, Tenant hereby also waives the service of any further notice demanding rent, or of intention to re-enter, as provided by the Real Property Actions and Proceedings Law or by any acts amendatory thereof or supplemental thereto or by any present or future statute, law or decision. Tenant and any and all persons claiming rights through Tenant do hereby waive, surrender and relinquish all right or privilege by present or future law or decision to redeem the demised premises for the term herein demised after having been lawfully dispossessed or lawfully ejected therefrom by process of law or having executed a written surrender agreement for the demised premises. Tenant further waives its right and agrees not to interpose any counterclaim or offset in any summary proceedings or action in ejectment which may be brought by Landlord against Tenant unless Tenant's waiver thereof will prevent Tenant from commencing and prosecuting such counterclaim or offset in a separate action or proceeding, and Tenant also waives any right to consolidate or seek to stay or dismiss any such summary proceeding or action in ejectment with or because of any other action or proceeding commenced by Tenant.

            Section 13.03. In the event of a cancellation or termination of this lease by the issuance of a warrant of dispossess or judgment of ejectment based upon an uncured default of Tenant, Tenant shall, nevertheless, remain liable to the Landlord in a sum equal to the fixed rent, additional rent (including Tenant's share of Real Estate Taxes), Charges and other sums provided in this lease to be paid by Tenant, for the balance of the term herein originally demised, together with such reasonable costs and reasonable expenses as Landlord may incur for reasonable legal expenses, reasonable attorneys' fees, including those incident to the recovery of possession, brokerage fees and expenses of putting the demised premises in good order, or for preparing the same for rerental; and the Landlord may, without notice, repair or alter or redecorate the demised premises in such reasonable manner as the Landlord may deem necessary or advisable and/or let or relet the demised premises, any and all parts thereof or included as part of a letting of all or part of the Property, for a term or terms which may, at Landlord's option, be less than or exceed the remainder of the said original term, in the Landlord's name, or as the agent of the Tenant , and may grant concessions or free rent without thereby in any way affecting Tenant's liability for the fixed rent, additional rent (including Tenant's share of Real Estate Taxes), Charges and other sums provided in this lease to be paid by Tenant, for the period of such concession or free rent; provided, however, that if the new rent is higher during the remaining period of the original stated term of this lease, Tenant shall receive a credit for such rental difference as an offset (but not any affirmative receovery against Landlord) up to the aggregate amount of Tenant's liability to Landlord; provided, further, however, that, Landlord shall have no obligation to seek to let or relet the demised premises.

            Section 13.04. Should any rent so collected by Landlord, after the payments aforesaid in Section 12.03, be insufficient fully to pay to the Landlord a sum equal to the fixed rent, additional rent (including Tenant's share of Real Estate Taxes), Charges and other sums of money payable by Tenant under this lease ("deficiency"), the balance of such deficiency shall be paid by Tenant on the rent days specified in this lease; that is, upon each of such rent days, the Tenant shall pay to the Landlord the amount of the deficiency then existing; and the Tenant hereby agrees to be and remain liable for any such deficiency. The right of Landlord to recover from Tenant the amount of such deficiency, or, if there shall be no reletting, a sum equal to the amount of fixed rent, additional rent (including Tenant's share of Real Estate Taxes), Charges and any other sum of money payable by Tenant under this lease, shall survive the issuance of any warrant of dispossess, ejection judgment or other termination of this lease; and the Tenant hereby expressly waives any defense that might be predicated upon the issuance of such warrant of dispossess, ejection judgment or other termination or cancellation of the lease term. As an alternative to Landlord being entitled to collect the deficiency on each of the rent days specified in this lease, Landlord may elect to require Tenant to pay to Landlord, as damages in a lump sum, the amount by which (a) the sum of the fixed rent, additional rent (including Tenant's share of Real Estate Taxes), Charges and other sums payable by Tenant under this lease that would have (as reasonably estimated) accrued for the balance of the demised original lease term, exceeds (b) the aggregate fair market rental value (including additional rent and other sums a tenant would pay as reasonably estimated) of the demised premises for the same period, both discounted to present worth at a rate equal to the prime rate in effect on the date of the termination of this lease as reported in the eastern edition of The Wall Street Journal.

            Section 13.05. A suit or suits for the recovery of such deficiency or damages, or for a sum equal to any installment or installments of fixed rent, additional rent, Charges and other sums of money payable by Tenant under this lease, may be brought by the Landlord, from time to time, at its election, and nothing herein contained shall be deemed to require the Landlord to wait until the date whereon this lease, or the term hereof, would have expired by limitation, had there been no such default by the Tenant or no such termination or cancellation.

            Section 13.06. The acceptance of performance by a party, including the acceptance of rent by Landlord, with knowledge of any breach or default in the performance of the agreements, conditions, covenants, obligations or terms of this lease by the other, shall not be deemed to be a waiver of any provision of this lease or of any right to take action on account of any such breach or default with the exception of the non-payment of rent so accepted prior to the date of cancellation or termination fixed by Landlord's notice.

            Section 13.07. No act or thing done by Landlord or its agents or employees shall be deemed an acceptance of a surrender of the demised premises in the absence of a writing signed by Landlord accepting such surrender.

            Section 13.08. The failure of a party after notice to enforce any agreement, condition, covenant, obligation or term of this lease, by reason of its breach by the other, shall not be deemed to void or affect the right of such party to enforce the same agreement, condition, covenant, obligation or term on the occasion of a continuing or a subsequent default or breach.

                                ARTICLE XIV

                 REMEDIES OF LANDLORD; REMEDIES OF TENANT

            Section 14.01. In the event that Tenant shall default in the performance of any of the agreements, conditions, covenants or terms in this lease contained, which default remains uncured after notice given as provided for in Article XIII hereof, Landlord may (but shall not be obligation to) upon three (3) days' further written notice (or such shorter time if an emergency), or at any time thereafter, perform the same for the account of Tenant. Landlord shall have the right to enter (by force, if an emergency only, or otherwise) the said demised premises for the purpose of correcting or remedying such default and to remain therein until the same shall have been corrected or remedied.

            Section 14.02. Whenever Landlord shall incur any expense by reason of the performance of any of the terms, covenants or conditions of this Lease on the Tenant's part to be performed, by reason of the default of Tenant in performing the same, the cost or expense incurred by Landlord shall be and be deemed to be additional rent and shall be forthwith due and payable to Landlord with the next succeeding monthly installment of fixed rent due hereunder (together with interest from the date the cost or expense is incurred at an amount equal to two (2%) percent over the then prime rate of interest as reported in the eastern edition of The Wall Street Journal).

            Section 14.03. No performance by Landlord of any of the obligations on Tenant's part to be performed under this lease shall be or be deemed to be a waiver of the Tenant's default in failure to perform the same or affect Landlord's right to terminate this lease by reason of such default nor shall the performance thereof by Landlord release or relieve Tenant from any obligations on its part to be performed under this lease unless Tenant reimburses Landlord for same, provided that such reimbursement is timely made before the expiration of the grace period for cure and it is a default which can be cured by such reimbursement..

            Section 14.04. In the event of a breach, or threatened breach, by either party of any of the agreements, conditions, covenants or terms of this lease, the non-breaching party shall have the right of injunction to restrain the same, and the right to invoke any remedy allowed by law, or in equity, as if specific remedies, indemnity or reimbursement were not herein provided for.

            Section 14.05. The rights and remedies given to the parties in this lease are distinct, separate and cumulative rights and remedies, and no one of them, whether or not exercised by either party, shall be deemed to be in exclusion of any of the others.

            Section 14.06. If Landlord shall breach, or fail to perform or observe, Landlord's obligations with respect to the use and application of insurance or condemnation proceeds, or with respect to Article V, and if Landlord shall not cure such breach or failure within twenty (20) days after notice from Tenant specifying such breach or failure (or, if such breach or failure shall reasonably take more than twenty (20) days to cure, and Landlord shall not have commenced the same within the twenty (20) days and diligently prosecuted the same to completion), Tenant may, at Tenant's option, without waiving any claim for damages for breach of agreement, at any time thereafter cure such breach or failure for the account of Landlord and any amount paid or contractual liability incurred by Tenant in so doing shall be deemed paid or incurred for the account of Landlord and Landlord agrees to reimburse Tenant therefor (together with interest thereon at two (2%) percent above the prime rate as reported int he eastern edition of The Wall Street Journal) and save Tenant harmless therefrom; provided that Tenant may cure any such breach or failure as aforesaid prior to the expiration of said waiting period, without notice to Landlord if an emergency situation exists, or after notice to Landlord, if the curing of such breach or failure prior to the expiration of said waiting period is reasonably necessary to protect the demised premises or Tenant's interest therein or to prevent injury or damage to persons or property. Any amount not reimbursed by Landlord following final judgment may be applied by Tenant as a credit against any and all of Tenant's next payments due hereunder.
                                ARTICLE XV

                               CONDEMNATION

            Section 15.01. If, during the term of this lease, the whole of the demised premises, or such portion thereof as will make the demised premises, in Landlord's and Tenant's business judgment reasonably exercised with respect to Tenant's ability to properly operate Tenant's business at the demised premises in substantially the same manner as in the past, inadequate and unsuitable for the purposes herein leased (whether because of loss of square footage "under roof"; parking, ingress and egress, access from nearby streets or otherwise), be condemned by any government agency or other legally constituted authority authorized to condemn, then the term of this lease shall cease and expire at the date when possession thereof is taken by said condemnor in or by said condemnation proceeding or by purchase in lieu of condemnation, and the fixed rent, additional rent, Charges and other sums payable by Tenant under this lease shall be accounted for and apportioned as between Landlord and Tenant as of that date.

            Section 15.02. If only a part of the demised premises shall be condemned or purchased in lieu of condemnation and the remaining portion of the demised premises shall be adequate and suitable for use by Tenant for its business purpose as determined by Landlord and Tenant in their business judgment reasonably exercised with respect to Tenant's ability to properly operate Tenant's business at the demised premises in substantially the same manner as in the past, then this lease shall continue in full force and effect except that
(i) the fixed rent on and after possession is taken or purchased by the condemnor shall be diminished (A) by the product of (x) the square feet floor area of the demised building premises so condemned or purchased, multiplied by
(y) the dollar amount per square foot for the applicable lease year as set forth in Exhibit "D," plus (B) by the product of (x) the square feet of the usable parking area of the demised parking premises so condemned or purchased, multiplied by (y) the dollar amount per square foot for the applicable lease year as set forth in Exhibit "D," and (ii) Tenant's proportionate share of Real Estate Taxes and other applicable Charges in respect of the land and building in which the demised building premises are located, shall be reduced to the percentage that the square feet floor area of the demised building premises remaining after such condemnation or purchase bears to the total square feet floor area of the building in which such demised building premises are located remaining after such condemnation or purchase.

            Section 15.03. In the event of any condemnation or purchase in lieu of condemnation of all or part of the demised premises, Landlord shall be entitled to receive the entire award of such condemnation or purchase price of such purchase in lieu of condemnation, including any award or purchase price attributable to the value of the estate vested by this lease in Tenant. Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or purchase price and expressly agrees that Tenant shall be entitled to receive no part of such award or purchase price, except for (i) fixtures, (ii) unamortized portion of leasehold improvements based on an original cost of $1,500,000 and amortized straight line over twenty
(20) years beginning July 1, 1997, (iii) moving expenses, (iv) loss of business and (v) other matters which would not reduce Landlord's award.

            Section 15.04. In the event of a partial condemnation pursuant to which this lease is not cancelled, all condemnation (or purchase in lieu of condemnation) proceeds received shall be used by Landlord, to the extent necessary, to restore the demised premises to a structural whole with appropriate architectural conformity, given the circumstances.

                                ARTICLE XVI

                           ESTOPPEL CERTIFICATE

            Section 16.01. Each party agrees at any time and from time to time upon not less than five (5) business days' prior notice from the other party to execute, acknowledge and deliver to the requesting party a statement in writing certifying that this lease is unmodified and in full force and effect (of if there have been modifications that the same is in full force and effect as modified and stating the modifications), and the dates up to which the fixed rent, additional rent, Charges and other sums required to be paid by Tenant under this lease have been paid, and stating whether to the best of knowledge of the signer the Tenant or Landlord is in default in keeping, observing or performing any term, covenant, agreement, provision, condition or limitation contained in this lease (without taking into account any grace period) and, if in default, specifying each such default, it being intended that any such statement delivered pursuant to this Article may be relied upon by the other party or any prospective purchaser of the fee or mortgagee thereof or any assignee of any mortgagee upon the fee of the demised premises.

                               ARTICLE XVII

                              QUIET ENJOYMENT

            Section 17.01. Tenant, so long as not in default hereunder, beyond any applicable grace or cure period, shall peaceably and quietly have, hold and enjoy the demised premises without any manner of suit, trouble or hindrance of and from Landlord or any person claiming by, through or under Landlord, subject to any right of eminent domain and the other provisions of this lease, including, without limitation, ARTICLES I and XII.

                               ARTICLE XVIII

                                 SURRENDER

            Section 18.01. Tenant shall on the last day of the term hereby granted, or upon the sooner termination of the said term, surrender to Landlord the demised premises, and all buildings, alterations, replacements and changes, with all equipment in, or appurtenances thereto, except Tenant shall remove all movable trade fixtures installed by Tenant and other personal property situated on the demised premises that is not owned by Landlord and any damage caused by such removal shall be borne by Tenant. The demised premises shall be left broom clean with no rubbish, and in good order, condition and state of repair no worse than on the date hereof, reasonable wear and tear excepted; provided further, that Tenant may leave intact any changes and alterations made pursuant to Article VII. Tenant shall hold Landlord harmless from all damages resulting from Tenant's failure to surrender the demised premises as required by this Section, including, without limitation, claims made by a succeeding lessee or loss of rent by Landlord resulting from Tenant's failure to surrender the demised premises.

            Section 18.02. Any trade fixtures or personal property belonging to Tenant if not removed at or before such expiration or sooner termination of this lease and if Landlord so elects, shall be deemed abandoned and become the property of Landlord without any payment or offset therefor. If Landlord shall not so elect, Landlord may remove such fixtures or property from the demised premises and store them at Tenant's risk and expense, or dispose of them in any manner without liability or accounting to Tenant, and Tenant waives all claims against Landlord resulting from Landlord's retention or disposition of such fixtures or property. Tenant shall repair and restore, and save Landlord harmless from, all damage to the demised premises caused by such removal, whether by Tenant or by Landlord (except for Landlord's willful or grossly negligent acts or those of its employees, agents or contractors).

            Section 18.03. If Tenant remains in possession of the demised premises beyond the expiration or sooner termination of this lease, with the express or implied consent of Landlord, such holding over shall be construed to be a tenancy from month-to-month only, and such month-to-month tenancy shall be subject to the other agreements, covenants, conditions, and obligations herein contained, including that Tenant shall pay as monthly rent the sum of (i) the amount it paid or was required to pay as monthly installments of fixed rent during the month which immediately preceded the end of the lease term, plus (ii) an amount equal to multiplying the amount set forth in clause (i) by twenty-five (25%) percent; and all additional rent, Charges and all other sums which Tenant is required to pay under this lease shall continue to be a liability of and timely paid by Tenant.

            Section 18.04. Nothing in this Article shall be construed as constituting permission by Landlord for Tenant to retain possession of the demised premises or any part thereof after the expiration or sooner termination of this lease.

                                  ARTICLE XIX

                       SECURITY DEPOSIT; LETTER OF CREDIT

            Section 19.01. As security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease, Tenant, simultaneous with the execution and delivery of this lease, shall deposit with Landlord the sum of Three Hundred Ninety-Two Thousand Four Hundred Ninety and 50/100 ($392,490.50) Dollars in cash; not later than June 1, 2002, such additional sum sufficient to bring such security deposit to Four Hundred Thirty Five Thousand Six Hundred Sixty and no/100 ($435,660) Dollars; not later than June 1, 2007, such additional sum sufficient to bring such security deposit to Four Hundred Eighty Four Thousand Nine Hundred Eighty-Eight and 83/100 ($484,988.83) Dollars; and not later than June 1, 2012, such additional sum sufficient to bring such security deposit to Five Hundred Forty Nine Thousand Six Hundred Nine and 24/100 ($549,609.24) Dollars; or, at the option of Tenant which may be exercised at any time during the term of this lease, deliver to Landlord an unconditional, clean and irrevocable stand-by letter of credit in the aforesaid respective amounts on or before the respective dates aforesaid. Any letter of credit shall be substantially in the form annexed hereto as Exhibit "E" and shall be issued in favor of Landlord as beneficiary by a branch of a bank which is chartered in the State of New York or is a national bank, which branch issuing the letter of credit shall be in the City of New York, and which bank and branch thereof is reasonably acceptable to Landlord. The letter of credit shall be issued for a duration of at least one year. Tenant shall cause such letter of credit to be renewed or a replacement letter of credit issued during the term of this lease at least thirty (30) days prior to the stated expiration date of the then outstanding letter of credit and deliver the original thereof to Landlord. In the event that not less than thirty (30) days before the stated expiration date of the then outstanding letter of credit Tenant has not furnished Lessor with a renewal or replacement letter of credit complying with the provisions of this Article (or the cash equivalent), Landlord may, immediately and without giving notice to Tenant, draw upon the letter of credit for the entire amount of such letter of credit, and hold and dispose of such amount as security pursuant to the provisions of this Article. The letter of credit shall provide for payment against Landlord's draft, at sight, at one time or from time to time up to an aggregate amount equal to the then face amount of the letter of credit accompanied by a statement signed by an officer of Landlord substantially as follows: "The amount of this drawing US$__________ under The Chase Manhattan Bank, New York [or name of other bank] letter of credit number _____ represents funds due us as balance properly and legally due by Petroleum Heat and Power Co., Inc."

            Section 19.02. If such security is cash, Landlord shall be required to maintain such security in a separate interest bearing account or, at Tenant's election upon reasonable advance written notice to Landlord, to have such security invested in Treasury bills or bank money market accounts or certificates of deposit, provided that such cash equivalent instruments shall have maturity dates not exceeding thirty (30) days. The interest, except as otherwise specifically required by the laws of the State of New York, shall be accumulated and become part of the security to be applied or returned to Tenant, as the case may be, pursuant to the provisions of this Article (and applied to required increases in security), provided, however, that Landlord shall pay over to Tenant such interest annually at Tenant's request. Landlord shall be entitled to pay to itself annually from the interest earned on such cash or cash equivalent security an administrative fee of $2,000.

            Section 19.03. Upon the occurrence of an event of default under this lease, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any fixed rent, additional rent, Charges or any other sum payable by Tenant under this lease as to which Tenant is in default or for any sum which

Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency referred to in Article XIII, whether such damages or deficiency accrue before or after legal proceedings to recover possession or other re-entry by Landlord or for any other purpose set forth herein.

            Section 19.04. In the event the security or any part thereof is drawn upon and applied pursuant to Section 19.03, Tenant shall within five (5) business days after written demand by Landlord deposit with Landlord as security a sum in cash or by letter of credit (in the same form as the most recent issued or renewed letter of credit) equal to the amount so drawn upon and applied. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security (together with accrued interest, less administration fee, on the security, if deposited in cash), to the extent not applied, shall be returned to Tenant at the expiration date of this lease, provided, however, that possession of the demised premises is delivered to Landlord in accordance with the provisions of Article XVIII of this lease.

            Section 19.05. In the event of a sale or assignment by Landlord of the demised premises or of all or any part of the Property including the demised premises, Landlord shall have the right to transfer the security to the vendee or assignee and after such transfer, upon notice to Tenant of the name and address of the new landlord, Landlord thereupon shall be deemed released by Tenant from all liability for the return of such security; and Tenant shall look solely to the new landlord for the return of said security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new landlord. Tenant further agrees and covenants that it will not assign or encumber or attempt to assign or encumber the cash or letter of credit deposited or required to be deposited under this lease herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

                                ARTICLE XX

                         MISCELLANEOUS PROVISIONS

            Section 20.01. Hazardous Materials.

            (a) Tenant shall keep the demised premises free of Hazardous Materials (as hereinafter defined), except as is typical for Tenant's then use which initially shall include, without limitation, the maintenance of vehicles with the attendant storing and using of oil, greases, solvents, etc., and the storing of waste materials derived therefrom, and it is understood that trucks and vehicles stored and/or parked on or in the demised premises may have fuel oil in such truck or vehicle, but Tenant shall be in all respects responsible for compliance with all laws and regulations pertaining to such fuel oil, greases, solvents, etc. and the storing of such waste materials as a Hazardous Material and for the indemnification of Landlord and Landlord's representatives with respect thereto as further provided in this paragraph (a). Without limiting the foregoing, Tenant shall not cause or permit the demised premises or any part thereof to be used to generate, manufacture, refine, produce or process

Hazardous Materials, nor shall Tenant cause or permit, as a result of any intentional or unintentional act or omission on the part of Tenant or any permitted subtenants or contractors or other invitees, in each case, of Tenant, a release of Hazardous Materials in or onto the demised premises. Tenant shall comply with, and ensure compliance by any permitted subtenant or contractors or other invitees of Tenant with, all applicable federal, state and local laws, ordinances, rules and regulations relating to Hazardous Materials, by whomever triggered, and shall obtain and comply with, and ensure that all permitted subtenants or contractors or other invitees of Tenant comply with, any and all approvals, registrations or permits required thereunder. In addition, Tenant shall comply with and ensure compliance by all permitted subtenants or contractors or other invitees of Tenant with, all federal, state and local laws and regulations applicable to the demised premises dealing with asbestos.

            (b) Tenant hereby covenants and agrees that Tenant shall defend, indemnify, and hold harmless Landlord and Landlord's representatives from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, contingent or otherwise, including, without limitation, reasonable attorneys' and experts' fees, arising out of, or in any way related to (i) the presence, disposal, release, or threatened release of any Hazardous Materials on, in or from the demised premises, (ii) any personal injury (including, without limitation, wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (iii) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials, and/or (iv) any violation of laws, orders, regulations, requirements or demands of governmental authorities, which are based upon or in any way related to such Hazardous Materials, including, without limitation, attorney and expert fees, investigation and laboratory fees, court costs, and litigation expenses. The foregoing covenant by Tenant to indemnify and hold harmless Landlord and its representatives shall not apply if Tenant establishes that neither it nor its invitees, contractors or permitted sublessees introduced or caused the presence, disposal, release or threatened release of such Hazardous Materials on, in or from the demised premises.

            (c) For the purpose of this Section 20.01, the term "Hazardous Materials" shall mean (i) any solid or liquid wastes (including hazardous wastes), hazardous air pollutants, hazardous substances (including asbestos, polychlorinated biphenyls and petroleum), hazardous chemical substances and mixtures, toxic substances, pollutants and contaminants, as such terms are defined in the National Environmental Policy Act (42 U.S.C. ss. 4231 et seq.), the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("CERCLA"), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), as amended by the Hazardous and Solid Waste Amendments of 1984, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Water Act (33 U.S.C. ss. 1321 et seq.), the Clean Air Act, the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.), Article 30 of the New York State Labor Law, and/or in any regulations promulgated pursuant thereto, and/or in any other applicable federal, state or local law, rule, regulation or ordinance governing hazardous or toxic substances and
(ii) any substance, water or material which has been determined by any federal, state or local government authority to be capable of posing a risk of injury to health, safety or property, including, but not limited to, all of those materials, wastes and substances designated as hazardous or toxic by the United States Environmental Protection Agency, the United States Department of Labor, the United States Department of Transportation and/or any other federal, state or local governmental agency now or hereafter authorized to regulate materials and substances in the environment.

            (d) The provisions of this Section 20.01 shall be in addition to any and all other obligations and liabilities Tenant may have to Landlord at common law, and shall survive the termination of this lease.

            Section 20.02. Waiver of Trial by Jury; Waiver of Counterclaims. It is mutually agreed by and between Landlord and Tenant that the respective parties shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this lease, Tenant's use or occupancy of the demised premises, and/or (except to the extent the law of New York proscribes such waiver) any claim of injury or damage to person or property. Tenant waives the right to interpose any offset or counterclaim in any summary proceeding or any other action instituted by Landlord arising out of this lease except a compulsory counterclaim (i.e., a counterclaim which if not asserted in such proceeding or action by Landlord would be precluded from being asserted as a claim in any other action or proceeding), and Tenant waives the right to apply for a consolidation or stay of such summary proceeding or other action by Landlord based on any action or proceeding commenced by Tenant.

            Section 20.03. Headings and Marginal Notes. The headings and marginal notes are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this lease or any provision thereof nor in any way affect this lease.

            Section 20.04. No Merger of Estates. There shall be no merger of this lease or of the leasehold estate hereby created with any other estate in the demised premises or Property by reason of the fact that the same person acquires or holds, directly or indirectly, this lease or the leasehold estate hereby created or any interest herein or in such leasehold estate as well as any other estate in the demised premises or any interest in such other estate.

            Section 20.05. No Money Claims. Wherever in this Lease Landlord's consent or approval is required, if Landlord shall not give such consent or approval, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any such claim, for monetary damages (nor shall Tenant claim any monetary damages by way of set-off, counterclaim or defense), based upon the assertion by Tenant that Landlord unreasonably withheld or unduly delayed its consent or approval.

            Section 20.06. Adjacent Excavation; Shoring. If an excavation or other substructure work shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as shall be necessary to preserve the outer walls of the demised premises from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of fixed rent, additional rent, charges or other sums required to be paid by Tenant under this lease.

            Section 20.07. No Light, Air or View Easement. Tenant recognizes and agrees that no easement for light, air or view is included in this demise, and that any diminution or shutting out of light, air or view by any structure presently or hereafter erected on lands adjacent to the demised premises (whether or not owned by Landlord) shall in no way affect this Lease or impose any liability on Landlord.

            Section 20.08. Governing Law. This agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to a contract made in and to be performed wholly within the State of New York.

            Section 20.09. Successors. The agreements, terms, covenants, obligations and conditions of this lease shall bind and inure to the benefit of Landlord and Tenant, their respective successors by operation of law and any successor to Landlord's fee ownership of the Property or any part thereof which includes the demised premises.

            Section 20.10. Notices. Notice wherever provided for herein shall be in writing and be given by certified or registered mail, return receipt requested, or by hand delivery, or by next business day recognized courier service at the address herein specified of the party to which such notice is to be given, unless a different address has been furnished by such party to the party giving such notice, in which case the latter address shall be used, and shall be deemed to have been given (i) on the third business day following such certified or registered, return receipt requested, mailing in a postage prepaid proper wrapper, or (ii) on the date of delivery if hand delivered or sent by courier service.

            Any and all notices required to be given to the Landlord under the terms of this lease shall, until further designation, be given to Landlord at the address as set forth at the head of this lease, with a copy to Richenthal, Abrams & Moss, 122 East 42nd Street, New York, N.Y. 10168, Attention: Arthur Richenthal, Esq. Any and all notices required to be given to the Tenant under the terms of this lease shall, until further designation, be given to Tenant at its address as set forth at the head of this lease, Attn: Joseph P. Cavanaugh, Senior VicePresident. Any part shall have the right from time to time at any time, upon at least five (5) business days prior written notice delivered pursuant to the terms hereof, to change its respective address and to specify any other address within the United States of America, provided said new address is not a post office box.

            Section 20.11. Recording of Lease. Tenant and Landlord will join in an execution of a memorandum of lease in proper form for recordation in the proper office or offices wherein the demised premises are situated, setting forth the existence and term of this lease, in form attached hereto as Exhibit "F". Upon request by Landlord, Tenant shall execute a discharge of memorandum of lease which shall be held, in escrow, by the attorney for Landlord, pursuant to an escrow agreement mutually and reasonably satisfactory to the parties hereto.

            Section 20.12. Merger Provision. This lease covers the entire agreement and understanding between the parties hereto concerning the demised premises, and no verbal agreements or implied covenants shall be held to vary the provisions hereof, notwithstanding any statute, law or custom to the contrary. All understandings, negotiations and agreements heretofore made between the parties hereto are merged in this lease, which alone fully and completely expresses the agreement between Landlord and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, waive, discharge or effect an abandonment of this lease or any provision thereof, in whole or in part, unless such executory agreement is in writing and signed by an authorized person of the party against whom enforcement of the change, modification, discharge or abandonment is sought.

            Section 20.13. Right to Erect Signs. Tenant shall not place or install any sign or like contrivance on or to any window or on or to the front, rear or roof of the demised building premises or on the demised parking premises, without obtaining Landlord's prior consent, which consent shall not be unreasonably withheld or delayed. Should Tenant wish to request Landlord's consent of a particular sign, Tenant shall deliver to Landlord reasonably detailed plans and specifications therefor, together with a request for approval. Prior to installation of any such sign, Tenant shall obtain all applicable government approvals, and after installation shall comply with all the laws, orders, rules and regulations of any governmental authority and/or insurance body, having jurisdiction over such sign(s). Tenant's indemnification of Landlord and Landlord's representatives pursuant to Section 4.06 of this lease shall extend to any injury to, or death of persons, or damage to property resulting from the erection, maintenance and removal of the signs, and insurance coverage for such signs or like contrivances shall be included in the comprehensive general liability policy required to be effectuated by Tenant pursuant to this lease. Notwithstanding the foregoing, Landlord hereby agrees that Tenant may erect signs identifying the Tenant, at the locations at the front and sides of the demised building premises where signs were previously erected as evidenced by any sign frames still affixed to the demised building premises; provided that such signs do not exceed the dimensions of the existing sign frames, and Tenant complies with all other provisions of this Section. Tenant shall be responsible for and repair any damage to the demised premises occasioned by the installation of such signs, and shall be responsible for and required to remove such signs at the expiration or sooner termination of this lease and for any repair of damage caused to the demised premises by such removal

            Section 20.14. Invalid Provisions Shall Not Affect Tenant's Continued Liability. If any term or provision of this lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this lease, or the application of such term or provisions to persons or circumstances, other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this lease shall be valid and be enforced to the fullest extent permitted by law.

            Section 20.15. Covenant to Execute Instruments. Landlord and Tenant agree to execute and deliver any instruments in writing necessary to carry out any provision contained in this lease and will do so promptly whenever the occasion shall arise and a request for such instrument is made.

            Section 20.16. Brokerage. Landlord and Tenant each represent and warrant to the other that they have had no conversations or negotiations with any broker, finder or similar person concerning the consummation of this lease or the leasing of the demised premises to Tenant other than representatives of Greiner-Maltz Company, Inc., Sholom & Zuckerbrot Realty Corp. and Edward S. Gordon (the "Brokers"). Landlord shall indemnify, defend and does hereby hold Tenant harmless against any claim (including reasonable attorneys' fees incurred in the defense thereof) for any commission with respect to this lease due Brokers, except for any agreement made by Tenant to pay any fee or commission to Sholom & Zuckerbrot Realty Corp or Edward S. Gordon. Landlord and Tenant each hereby indemnifies, defends and holds the other harmless from and against all loss, cost, liability, claim, damage and expense (including, without limitation, court costs and reasonable attorneys' fees) incurred in connection with or arising out of any conversations, negotiations or actions had by Landlord or Tenant, as the case may be, or anyone acting on behalf of Landlord or Tenant, as the case may be, with any broker, finder or similar person other than the Brokers in connection with this lease. The provisions of this Section are not intended to and shall not be deemed an admission of liability by Landlord or Tenant to the Brokers and shall not afford the Brokers any third-party beneficiary right.

            Section 20.17. No Partnership. It is expressly understood that Landlord and Tenant are not partners or joint venturers, and neither Landlord nor Tenant has any right, title or interest in the business of the other, and neither Landlord nor Tenant has any right to represent or bind the other in any respect whatsoever, and that nothing herein contained shall be deemed, held or construed as making Landlord or Tenant a partner, joint venturer or associate of the other, or as rendering Landlord liable for any debts, liabilities, or obligation incurred by Tenant, it being expressly understood that the relationship between the parties hereto is, and shall at all times remain, that of Landlord and Tenant.

            Section 20.18. Definition of Landlord. The term "Landlord" as used in this lease means only the owner or the mortgagee in possession for the time being of the demised premises so that, in the event of any sale or sales of the demised premises, the Landlord shall be and hereby is entirely relieved of all covenants and obligations of Landlord hereunder (including, without limitation, any covenant of quiet enjoyment) and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale of the demised premises, that the purchaser has assumed and agreed to fully carry out any and all covenants and obligations of Landlord hereunder and fully honor all rights of Tenant hereunder.

            Section 20.19. Standard of Reasonableness. Wherever reference is made in this lease to the approval, review, consent or satisfaction of Landlord, such approval, review, consent or satisfaction shall be subject to the standard of reasonableness and shall not be unreasonably delayed or withheld.

            Section 20.20. No Personal Liability of Landlord. Tenant shall look solely to the estate and property of Landlord in the Property for the satisfaction of any remedy by Tenant for the collection of any judgment or money from Landlord in the event of any default or breach by Landlord in any of the terms, covenants and conditions of this lease, to be observed and/or performed by Landlord, and no other property or assets of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of Tenant's remedies. Landlord shall not have, and no employee, officer, director, agent of shareholder of Landlord shall have, any personal liability whatsoever under this lease or arising out of the landlord-tenant relationship of the parties, and such exculpation of personal liability is a material and special inducement for Landlord to enter into this lease and such relationship.

            Section 20.21. Lease Not Binding Unless Fully Executed. Submission by Landlord of the within lease for execution by Tenant shall confer no rights nor impose any obligation on either party unless and until both Landlord and Tenant shall have executed this lease and duplicate originals thereof shall have been delivered to the respective parties.

            Section 20.22. Survival of Obligations. In addition to the damages or deficiency for which Tenant shall remain liable after the termination of this lease, as provided in Article XIII, there shall survive the stated expiration date or sooner termination of this lease, those provisions, obligations and liabilities of and under this lease which by their express terms or reasonable tenor are intended to so survive, including any liabilities accrued but unpaid before such stated expiration date or sooner termination of this lease, and the provisions of this lease for defense and indemnification.

            Section 20.23. Due Authorization. Tenant and Landlord each represent and warrant to the other that: (i) the consummation of the transaction hereby contemplated and the performance of this lease will not result in any breach or violation of, or constitute a default under any contract to which it is a party; and (ii) the execution and delivery of this lease has been duly authorized by the Board of Directors of each party and, upon such execution and delivery, this lease will be binding and enforceable against such party in accordance with its terms. Tenant and Landlord shall on or before the execution and delivery of this lease provide the other party with a certified resolution of its Board of Directors approving this lease and authorizing its execution and delivery by the person signing on its behalf.

            Section 20.24. Waiver of Automatic Stay. Tenant agrees that in the event Tenant shall (a) file with any bankruptcy court of competent jurisdiction, or be the subject of, any petition under Title 11 of the U.S. Code; as amended (Bankruptcy Code"), (b) be the subject of any order for relief issued under the Bankruptcy Code, (c) file or be the subject of any petition seeking, or be the subject of any order, judgment, decree entered by any court of competent jurisdiction approving a petition filed against it for, any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency or other relief for debtors, or (d) have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator or liquidator, the Landlord shall thereupon be entitled and Tenant hereby irrevocably consents to immediate and unconditional relief from any automatic stay imposed by Section 362 of the Bankruptcy Code, or otherwise, on or against the exercise of the rights and remedies otherwise available to Landlord under this lease and as otherwise provided by law, and Tenant hereby irrevocably waivers any right to object to such relief and will not contest any motion by Landlord seeking relief from the automatic stay, and Tenant will cooperate with Landlord in any manner requested by Landlord in its efforts to obtain relief from any such stay or other prohibition. Tenant further hereby irrevocably waives any right to seek an extension of time within which to assume or reject this lease in any proceeding under the Bankruptcy Code.

            Section 20.25. Jurisdiction and Venue. Any action or proceeding with respect to or relating to this lease or the use and occupancy of the demised premises or any part thereof by Tenant may be brought in the courts of the State of New York, New York or Queens County, or of the United States of America for the Southern or Eastern District of New York, and by the execution and delivery of this lease, the Tenant and Landlord each hereby irrevocably and unconditionally accepts for itself and in respect of its property, and consents and submits to the jurisdiction of the aforesaid courts. Tenant and Landlord hereby irrevocably and unconditionally waive any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing or maintaining of any such action or proceeding in the jurisdiction of the aforesaid courts.

            IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed and delivered, on the day and year first above written.

ATTEST:                           CAPITOL DISTRIBUTORS CORP.


                                  By: /s/ Lawrence Michaels
----------------------------         ------------------------------------
                                          Lawrence Michaels,
                                          Vice President


ATTEST:                           PETROLEUM HEAT AND POWER CO., INC.


                                  By: /s/ Justin McCarthy
----------------------------         ------------------------------------

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )

            On the _____ day of February, 1997, before me personally came LAWRENCE MICHAELS, to me known, who, being by me duly sworn, did depose and say that he resides at 150 East 77th Street, New York, New York; that he is the Vice President of CAPITOL DISTRIBUTORS CORP., the corporation described in, and which executed, the foregoing instrument by order of the board of directors of said corporation and that he signed his name thereto in the name of and on behalf of said corporation by like order.


                                          -------------------------------
                                          Notary Public

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )

            On the ________ day of February, 1997, before me personally came __________________________ to me known, who, being by me duly sworn, did depose and say that he resides at__________________________________; that he is the
______________ of PETROLEUM HEAT AND POWER CO., INC., the corporation described in, and which executed, the foregoing instrument by order of the board of directors of said corporation and that he signed his name thereto in the name of and on behalf of said corporation by like order.


                                          -------------------------------
                                          Notary Public